EXHIBIT 10.1

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

THIS AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (this "Agreement") is made as of __________________, 2011 by and among Encore Energy Partners GP LLC, a Delaware limited liability company (the "Company"), Encore Energy Partners LP, a Delaware limited partnership (the "Partnership"), and _______________ ("Indemnitee").

PRELIMINARY STATEMENT

WHEREAS, qualified persons are reluctant to serve organizations as directors or officers or in other capacities unless they are provided with adequate protection against risks of claims and actions against them arising out of their service to and activities on behalf of such organizations;

WHEREAS, the parties hereto recognize that the legal risks and potential liabilities, and the threat thereof, associated with lawsuits filed against persons serving the Company, the Partnership and/or their respective subsidiaries, and the resultant substantial time, expense and anxiety spent and endured in defending lawsuits bears no reasonable relationship to the compensation received by such persons, and thus poses a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve the Company, the Partnership and/or their respective subsidiaries;

WHEREAS, the uncertainties related to obtaining adequate insurance and indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, it is reasonable, prudent and necessary for the Company and the Partnership to contractually agree to indemnify such persons to the fullest extent permitted by law, so that such persons will serve or continue to serve the Company, the Partnership and/or their respective subsidiaries free from undue concern that they will not be adequately indemnified; and

WHEREAS, the Company, the Partnership and Indemnitee by this Agreement desire to amend and restate in its entirety the Indemnification Agreement among them made as of September 1, 2010; and

WHEREAS, the Indemnitee is willing to serve or continue to serve, and may take on additional service for or on behalf of, the Company and the Partnership on the condition that the Indemnitee is indemnified according to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants herein, the parties to this Agreement agree as follows:

Section 1.   Services by Indemnitee.  Indemnitee will serve, or continue to serve, as a Functionary of the Company or the Partnership and, as Indemnitee, the Company and the Partnership may agree, as a Functionary of one or more Related Enterprises.  Indemnitee may at any time and for any reason resign from any such service, subject to any other contractual obligation or any obligation applicable law imposes.  This Agreement is not and is not to be construed as an employment contract by the Company, the Partnership or any other Related Enterprise with Indemnitee.

Section 2.   Indemnification.

(a) Each of the Partnership and the Company hereby agrees, to the fullest extent permitted by law (subject to the provisions of Section 11 below), to (or to cause another Partnership Entity to) hold harmless and indemnify Indemnitee against Losses arising from any Proceeding in which Indemnitee may be involved, or is threatened to be involved (as a party, witness, deponent or otherwise), by reason of (1) the fact that Indemnitee serves or served as (A) a Functionary of the Company or the Partnership or, (B) at the request of the Company or the Partnership, a Functionary of a Related Enterprise, or (2) the actual or alleged service or conduct of Indemnitee in Indemnitee's capacity as that Functionary, including any act actually or allegedly done or not done by Indemnitee; provided that the Indemnitee shall not be indemnified and held harmless under this Section 2(a) if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 2(a), the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  The rights of Indemnitee under this Section 2(a) are in addition to, and independent of, the rights of Indemnitee under Sections 2(b), 2(c) or 18(a).

(b) If and whenever Indemnitee was or is, or is threatened to be made, a party to any Proceeding of any type to which Section 2(a) refers and has been successful, on the merits or otherwise, in defense of that Proceeding, or in defense of any Claim therein, the Company and the Partnership will, or will cause another Partnership Entity to, indemnify Indemnitee against, and hold Indemnitee harmless from and in respect of, all Expenses Indemnitee reasonably has incurred in connection therewith.  The rights of Indemnitee under this Section 2(b) are in addition to, and independent of, the rights of Indemnitee under Sections 2(a), 2(c) or 18(a).

(c) If and whenever Indemnitee was, or reasonably could have been expected to have been, or is, or reasonably could be expected to be, by reason of the knowledge of facts Indemnitee actually or allegedly has obtained in the course of his service as (1) a Functionary of the Company or the Partnership or, (2) at the request of the Company or the Partnership, a Functionary of a Related Enterprise, or otherwise, a witness in or a deponent in connection with or otherwise involved in any Proceeding to which Indemnitee is not a party, the Company and the Partnership will, or will cause another Partnership Entity to, indemnify Indemnitee against, and hold Indemnitee harmless from and in respect of, all Expenses Indemnitee reasonably has incurred or will incur in connection therewith.  The rights of Indemnitee under this Section 2(c) are in addition to, and independent of, the rights of Indemnitee under Sections 2(a), 2(b) or 18(a).

Section 3.   Advancement of Expenses.  (a) If and whenever Indemnitee is, or is threatened to be made, a party to any Proceeding that may give rise to a right of Indemnitee to indemnification under Section 2(a) or 2(b), the Company and the Partnership will, or will cause another Partnership Entity to, advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with that Proceeding within five (5) days after the Company or the Partnership receives a statement or statements from Indemnitee requesting the advance or advances from time to time, whether prior to or after final disposition of that Proceeding.  Each such statement must reasonably evidence the Expenses incurred by or on behalf of Indemnitee and include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company and the Partnership under this Agreement against those Expenses. The Company and the Partnership will accept any such undertaking without reference to the financial ability of Indemnitee to make repayment.  No objections based on or involving any question regarding the reasonableness of such Expenses shall be grounds for failure to advance to Indemnitee, or reimburse Indemnitee for, the amount claimed within such five (5) day period.  If the Company, the Partnership or another Partnership Entity advances Expenses in connection with any Claim as to which Indemnitee has requested or may request indemnification under Section 2(a) and a final and non-appealable judgment has been entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to Section 2(a) Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful, Indemnitee will not be required to reimburse the Company, the Partnership or that other Partnership Entity for those advances until the 180th day following the date of that determination.

(b) The Company, the Partnership or another Partnership Entity may advance Expenses under Section 3(a) to Indemnitee or, at the Company's and the Partnership's option, directly to the Person to which those Expenses are owed, and Indemnitee hereby consents to any such direct payment, to Indemnitee's legal counsel or any other Person.

(c) For the avoidance of doubt, the parties agree that the provisions of this Section 3 shall be applicable during the pendancy of any determination of the right of the Indemnitee to indemnification under Section 2(a).

Section 4.   Notification and Defense of Claims.  (a) If Indemnitee receives notice, otherwise than from the Company or the Partnership, that Indemnitee is or will be made, or is threatened to be made, a party to any Proceeding in respect of which Indemnitee intends to seek indemnification hereunder, Indemnitee must promptly notify the Company and the Partnership in writing of the nature and, to Indemnitee's knowledge, status of that Proceeding. If this Section 4(a) requires Indemnitee to give such a notice, but Indemnitee fails to do so, that failure will not relieve the Company or the Partnership from, or otherwise affect, the obligations the Company or the Partnership may have to indemnify Indemnitee (1) under this Agreement, unless the Company and the Partnership can establish that the failure has resulted in actual material prejudice to the Company and the Partnership or (2) otherwise than under this Agreement.

(b) Except as this Section 4(b) otherwise provides below, in the case of any Proceeding in respect of which Indemnitee seeks indemnification hereunder:

(1) the Company, the Partnership and any Related Enterprise that also will be obligated to indemnify Indemnitee in respect of that Proceeding will be entitled to participate at its own expense in that Proceeding;

(2) the Company, the Partnership or that Related Enterprise, or any of them, will be entitled to assume the defense of all Claims (other than (i) Company Claims, if any, and (ii) other Claims, if any, as to which Indemnitee shall reasonably reach the conclusion described in clause (C) of the next sentence), in that Proceeding against Indemnitee, with counsel satisfactory to Indemnitee, by prompt written notice of that election to Indemnitee; and

(3) if clause (2) above entitles the Company, the Partnership or that Related Enterprise to assume the defense of any of those Claims and it delivers to Indemnitee notice of that assumption under clause (2), the Company and the Partnership will not be liable to Indemnitee hereunder for any fees or expenses of legal counsel for Indemnitee which Indemnitee incurs with respect to such Claims after Indemnitee receives that notice.

Indemnitee will have the right to employ Indemnitee's own legal counsel in that Proceeding, but, after the assumption of the defense thereof as clause (3) of the preceding sentence provides, will bear the fees and expenses of that counsel unless:

(A) the Company or the Partnership has authorized Indemnitee in writing to retain that counsel;

(B) the Company or the Partnership shall not actually have assumed the defense and employed counsel satisfactory to Indemnitee to assume the defense of those Claims; or

(C) Indemnitee shall have (i) reasonably concluded either that (a) a conflict of interest may exist between Indemnitee, on the one hand, and the Company, the Partnership or a Related Enterprise, on the other hand, as to the defense of one or more of those Claims or (b) Indemnitee may have defenses to one or more of those Claims in addition to or different than the defenses available to the Company and the Partnership and (ii) communicated that conclusion to the Company and the Partnership in writing, in which cases the Company and the Partnership will continue to be liable to Indemnitee hereunder for fees and expenses of legal counsel for Indemnitee.

(c) The Company and the Partnership will not be obligated hereunder to, or to cause another Partnership Entity to, indemnify Indemnitee against or hold Indemnitee harmless from and in respect of any amounts paid, or agreed to be paid, by Indemnitee in settlement of any Claim against Indemnitee which Indemnitee effects without the Company's or the Partnership's prior written consent.  The Company and the Partnership will not settle any Claim against Indemnitee in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company, the Partnership nor Indemnitee will unreasonably delay or withhold consent to any such settlement the other party proposes to effect.

Section 5.   Procedure to Request Indemnification.  (a) To obtain indemnification under this Agreement, Indemnitee must submit to the Company and the Partnership a written request therefor which includes, or is accompanied by, a brief description of the matters or amounts to be indemnified.  Indemnitee may request indemnification hereunder at any time and from time to time as Indemnitee deems appropriate in Indemnitee's sole discretion.

(b) The amount of any indemnification against Expenses to which Indemnitee becomes entitled under any provision hereof, including Section 2(a), will be determined subject to the provisions of this Section 5(b).  Indemnitee will have the burden of showing that Indemnitee actually has incurred the Expenses for which Indemnitee requests indemnification.  If the Company, the Partnership or a Partnership Entity has made any advance in respect of any Expense incurred by Indemnitee without objecting in writing to Indemnitee at the time of the advance to the reasonableness thereof, the incurrence of that Expense by Indemnitee will be deemed for all purposes hereof to have been reasonable.  In the case of any Expense as to which such an objection has been made, or any Expense for which no advance has been made, the incurrence of that Expense will be presumed to have been reasonable, and the Company and the Partnership will have the burden of proof to overcome that presumption.

Section 6.   Presumptions and Effect of Certain Proceedings.  (a) In any determination with respect to entitlement to indemnification under this Agreement, it must be presumed that Indemnitee is entitled to that indemnification if Indemnitee has submitted a request for indemnification in accordance with Section 5(a), and the Company and the Partnership will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any Claim therein, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not, except as this Agreement otherwise expressly provides in Section 2(a), of itself adversely affect the right of Indemnitee to indemnification hereunder or create a presumption that Indemnitee is not entitled to indemnification.

(c) Any service of Indemnitee as a Functionary of the Company, the Partnership or any Related Enterprise which imposes duties on, or involves services by, Indemnitee with respect to any Related Enterprise that is an employee benefit or welfare plan or related trust, if any, or the participants or beneficiaries of that plan or trust, will be deemed for all purposes hereof as service at the request of the Company and the Partnership.

(d) For purposes of any determination hereunder as to whether Indemnitee is entitled to indemnification hereunder, neither the knowledge nor the conduct of any other Functionary of the Company, the Partnership or any Related Enterprise, other than Indemnitee, shall be imputed to Indemnitee.

(e) Indemnitee will be deemed a party to a Proceeding for all purposes hereof if Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether Indemnitee ever is served with process or makes an appearance in that Proceeding.

(f) If Indemnitee serves or served as a Functionary of a Related Enterprise, that service will be deemed to be "at the request of the Company and the Partnership" for all purposes hereof notwithstanding that the request is not evidenced by a writing or shown to have been made orally.

Section 7.   Remedies of Indemnitee in Certain Cases.  (a) If Indemnitee makes a written request for indemnification under Section 5(a) or a request for advancement of expenses under Section 3(a) and that request has not been paid in full by the Company or the Partnership or another Partnership Entity within forty-five (45) days after that request has been received by the Company or the Partnership (except in the case of a request for advancement of expenses, in which case the applicable period shall be five (5) days), Indemnitee may within one year thereafter bring suit against the Company or the Partnership or both, including in the courts of the State of Texas or the Court of Chancery, to recover the unpaid amount.  Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

(b) In any judicial proceeding or arbitration commenced under this Section 7, the Company and the Partnership will have the burden of proving that Indemnitee is not entitled to indemnification or advancement of expenses, as the case may be, hereunder, and the Company and the Partnership may not, for any purpose, refer to or introduce into evidence any determination hereunder which is adverse to Indemnitee.

(c) If a determination has been made hereunder that Indemnitee is entitled to indemnification hereunder, the Company and the Partnership will be bound by that determination in any judicial proceeding or arbitration Indemnitee thereafter commences under this Section 7 or otherwise, absent a prohibition of that indemnification under applicable law.

(d) If Indemnitee, under this Section 7 or otherwise, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under this Agreement, Indemnitee will be entitled to recover from the Company and the Partnership, and will be indemnified by the Company and the Partnership against, any and all Expenses reasonably incurred by or on behalf of Indemnitee in that judicial adjudication or arbitration if Indemnitee prevails therein.  If it is determined in that judicial adjudication or arbitration that Indemnitee is entitled to receive part of, but not all, the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with that judicial adjudication or arbitration will be appropriately prorated between those in respect of which this Agreement entitles Indemnitee to indemnification and those Indemnitee must bear.

(e) In any judicial proceeding or arbitration under this Section 7, the Company and the Partnership:

(1) will not, and will not permit any other Person acting on its behalf to, assert that the procedures or presumptions this Agreement establishes are not valid, binding and enforceable; and

(2) will stipulate that it is bound by all the provisions hereof.

Section 8.   Non-exclusivity; Survival of Rights; Insurance; Subrogation.  (a) The rights to indemnification and advancement of Expenses and the remedies this Agreement provides are not and will not be deemed exclusive of any other rights or remedies to which Indemnitee may at any time be entitled under applicable law, the Company's or the Partnership's Charter Documents, any agreement, a vote of members or unitholders of the Company or the Partnership or directors, or otherwise, but each such right or remedy hereunder will be cumulative with all such other rights and remedies. No amendment, alteration or termination of this Agreement or any provision hereof will limit or restrict any right of Indemnitee hereunder in respect of any action Indemnitee has taken or omitted in Indemnitee's capacity as a Functionary of the Company, the Partnership or any Related Enterprise or other Person prior to that amendment, alteration or termination.

(b) If the Company or the Partnership or an Affiliate of the Company or the Partnership maintains an insurance policy or policies providing liability insurance for Functionaries of the Company, the Partnership or of any Related Enterprise who serve or served in the same capacities as Indemnitee, Indemnitee will be covered by the policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Functionary under the policy or policies.  If the Company or the Partnership receives written notice from any source of a pending Proceeding to which Indemnitee is a party and in respect of which Indemnitee might be entitled to indemnification hereunder and the Company or the Partnership then maintains any such policy of which Indemnitee is a beneficiary, the Company and the Partnership will:

(1) promptly give notice of that Proceeding to the relevant insurers in accordance with the applicable policy procedures; and

thereafter take all action necessary to cause those insurers to pay, on behalf of Indemnitee, all amounts payable in accordance with the applicable policy terms as a result of that Proceeding.

(c) The Company and the Partnership will not be liable under this Agreement to make or cause to be made any payment of amounts otherwise indemnifiable hereunder, or to make or cause to be made any advance this Agreement otherwise requires it to make or cause to be made, to or for the account of Indemnitee, if and to the extent that Indemnitee has otherwise actually received or had applied for Indemnitee's benefit that payment or advance or obtained the entire benefit therefrom under any insurance policy, any other contract or agreement or otherwise.

(d) If the Company or the Partnership makes or causes to be made any payment hereunder, it will be subrogated to the extent of that payment to all the rights of recovery of Indemnitee, who will execute all papers required and take all action necessary to secure those rights, including execution of such documents as are necessary to enable the Company and the Partnership to bring suit to enforce those rights.

(e) The Company's and the Partnership's obligation to make or cause to be made any payment or advance hereunder to or for the account of Indemnitee with respect to Indemnitee's service at the request of the Company or the Partnership as a Functionary of any Related Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses, respectively, from that Related Enterprise.

Section 9.   Binding Effect.  This Agreement will be binding on the Company, the Partnership and their successors and assigns and will inure to the benefit of Indemnitee and his spouse, if Indemnitee resides in Texas or another community property state, heirs, executors and administrators.

Section 10.   Severability.  If any provision or provisions hereof is or are invalid, illegal or unenforceable for any reason whatsoever:

(1) the validity, legality and enforceability of the remaining provisions hereof, including each portion of any Section containing any such invalid, illegal or unenforceable provision which is not itself invalid, illegal or unenforceable, will not in any way be affected or impaired thereby;

(2) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and

(3) to the fullest extent possible, the provisions hereof, including each portion of any Section containing any such invalid, illegal or unenforceable provision which is not itself invalid, illegal or unenforceable, will be construed so as to give effect to the intent manifested thereby.

Section 11.   Exceptions to Right of Indemnification or Advancement of Expenses.  No provision in this Agreement will obligate the Company or the Partnership to pay or cause to be paid any indemnity to or for the account of Indemnitee, or to advance or cause to be advanced Expenses under Section 3, in connection with or as a result of:

(1) any Claim made against Indemnitee for an accounting of profits, under Section 16(b) of the Exchange Act or similar provision of state statutory or common law, from the short-swing purchase and sale, or sale and purchase, by Indemnitee of securities of the Company, the Partnership or any Related Enterprise; or

(2) except for any Claim initiated by Indemnitee, whether as a cause of action or as a defense to a cause of action under Section 7 or otherwise, to enforce or establish, by declaratory judgment or otherwise, Indemnitee's (A) rights or remedies hereunder, or (B) other rights to indemnification, advancement of expenses, reimbursement, contribution or similar rights, any Claim initiated by Indemnitee without the prior authorization of the Board against the Company, the Partnership or any Related Enterprise or any of their respective present or former Functionaries.

Section 12.   Counterparts.  This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together will constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 13.   Headings.  The headings of the Sections hereof are inserted for convenience only and do not and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 14.   Definitions and Definitional Provisions.  (a) For purposes of this Agreement:

"Affiliate" has the meaning Exchange Act Rule 12b-2 specifies. "Board" means the Board of Directors of the Company.

"Charter Documents" means, with respect to any Enterprise:

(1) the articles or certificate of formation, incorporation or organization, or the equivalent organizational documents, of that entity;

(2) the bylaws or limited liability company agreement or regulations, limited partnership agreement, or the equivalent governing documents, of that entity; and

(3) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that entity's capital stock or other equity interests.

"Claim" means any claim for damages or a declaratory, equitable or other substantive remedy, or any other issue or matter, in any Proceeding.

"Company Claim" means any Claim brought by or in the right of the Company, the Partnership or a Related Enterprise against Indemnitee.

"Court of Chancery" means the Court of Chancery of the State of Delaware.

"Delaware LLC Act" means the Delaware Limited Liability Company Act.

"Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act.

"Enterprise" means any business trust, corporation, joint venture, limited liability company, partnership or other entity or enterprise, including any operational division of any entity or any operational group of entities or divisions of entities, or any employee benefit or welfare plan or related trust.

"Exchange Act" means the Securities Exchange Act of 1934, as amended,

"Expenses" include any and all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other amounts, disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating or being involved in, a Proceeding.  Should any payments by the Company, the Partnership or a Related Enterprise to or for the account of Indemnitee under this Agreement be determined to be subject to any federal, state or local income or excise tax, "Expenses" also will include such amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had no such tax been determined to apply to those payments.

"Functionary" of any Enterprise means any natural person who is a member, partner, director, officer, manager, administrator, employee, agent, representative, fiduciary, trustee or other functionary of that Enterprise, including, in the case of any employee benefit or welfare plan, any member of any committee administering that plan or any individual to whom the duties of that committee are delegated.

"Losses" mean any and all Expenses, losses, claims, damages (whether actual, consequential, special, punitive, exemplary, multiplied or otherwise), liabilities, joint or several, judgments, fines (including any excise tax assessed with respect to any employee benefit or welfare plan), penalties, interest, settlements and other amounts arising from or in connection with any Proceeding.  Should any payments by the Company, the Partnership or a Related Enterprise to or for the account of Indemnitee under this Agreement be determined to be subject to any federal, state or local income or excise tax, "Losses" also will include such amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had no such tax been determined to apply to those payments.

"Partnership Entity" means any Related Enterprise of the Company or the Partnership, other than an employee benefit or welfare plan or its related trust, if any.

"Person" means any natural person, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture or any other entity of any kind having a separate legal status or any estate, trust, union or employee organization or governmental authority.

"Proceeding" includes any threatened, pending or completed claim, demand, action, suit, arbitration, alternate dispute resolution procedure, investigation, inquiry or other threatened, actual or completed proceeding, whether of a civil, criminal, administrative, investigative or private nature and irrespective of the initiator thereof, and any appeal in any such proceeding.

"Related Enterprise" means at any time any Enterprise:

(1) 50% or more of the outstanding capital stock or other ownership interests of which, or the assets of which, the Company or the Partnership owns or controls, or previously owned or controlled, directly or indirectly, at that time;

(2) 50% or more of the outstanding voting power of the outstanding capital stock or other ownership interests of which the Company or the Partnership owns or controls, or previously owned or controlled, directly or indirectly, at that time;

(3) that is, or previously was, an Affiliate of the Company or the Partnership which the Company or the Partnership controls, or previously controlled, by ownership, contract or otherwise and whether alone or together with another Person, directly or indirectly, at that time; or

(4) if that Enterprise is an employee benefit or welfare plan or related trust, whose participants or beneficiaries are present or former employees of the Company, the Partnership or any other Related Enterprise.

(b) This Agreement uses the words "herein," "hereof" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Section" and "Preliminary Statement" refer to Sections of and the Preliminary Statement in this Agreement, unless it otherwise specifies.

(c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

(d) The word "including," and, with correlative meaning, the word "include," means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.  The word "or" is not exclusive.

(e) The language this Agreement uses will be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against either party hereto,

Section 15.   Modification and Waiver.  No supplement to or modification or amendment of this Agreement will be binding unless executed in writing by all parties hereto. No waiver of any provision hereof will be deemed or will constitute a waiver of any other provision hereof, whether or not similar, nor will any such waiver constitute a continuing waiver.

Section 16.   Reliance.  The Company and the Partnership confirm and agree with Indemnitee that they have entered into this Agreement and assumed the obligations this Agreement imposes on them in order to induce Indemnitee to serve, or continue to serve, as a Functionary of the Company, the Partnership or a Related Enterprise.  The Company and the Partnership acknowledge that Indemnitee is relying on this Agreement in so serving.

Section 17.   Notices.  All notices, requests, demands and other communications hereunder must be in writing or by electronic transmission and will be deemed delivered and received:

(1) if personally delivered or if delivered by telex, telegram, facsimile, electronic transmission or courier service, when actually received by the party to whom the notice or communication is sent; or

(2) if delivered by mail, whether actually received or not, at the close of business on the third business day in the city in which the Company's and the Partnership's principal executive office is located next following the day when placed in the U.S. mail, postage prepaid, certified or registered, addressed to the appropriate party at the address of that party set forth below, or at such other address as that party may designate by notice in writing or by electronic transmission to the other party in accordance herewith:

If to Indemnitee, to:

with a copy, which will not constitute notice for purposes of this Agreement, to such legal counsel, if any, as Indemnitee may designate in writing or by electronic transmission; and

If to the Company or the Partnership, to:

Encore Energy Partners GP LLC 5847 San Felipe, Suite 3000
Houston, Texas 77057
Attention: Richard Robert
Fax No.: (832) 327-2260
E-mail: rrobert@vnrllc.com

Section 18.   Additional Indemnifications; Contribution.  (a) In addition to the indemnification and advancement of Expenses provided above, each of the Partnership and the Company hereby further agrees (subject to the provisions of Section 11) to (or to cause another Partnership Entity to) hold harmless and indemnify Indemnitee, and advance Expenses to Indemnitee, to the fullest extent authorized or permitted by law (including the applicable provisions of the Delaware LP Act and the Delaware LLC Act) against Losses arising from any Proceeding in which Indemnitee may be involved (as a party, witness, deponent or otherwise) by reason of (1) the fact that Indemnitee serves or served as (A) a Functionary of the Company or the Partnership or any Affiliate thereof or (B) at the request of the Company or the Partnership or any Affiliate thereof, a Functionary of another Person, or (2) the actual or alleged service or conduct of Indemnitee in Indemnitee's capacity as that Functionary, including any act actually or allegedly done or not done by Indemnitee.  The phrase "to the fullest extent permitted by law" shall include, but not be limited to (a) to the fullest extent permitted by any provision of the Delaware LP Act and the Delaware LLC Act that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the Delaware LP Act and the Delaware LLC Act and (b) to the fullest extent authorized or permitted by any amendments to or replacements of the Delaware LP Act and the Delaware LLC Act adopted after the date of this Agreement that increase the extent to which an entity may indemnify its officers, directors, other Functionaries or persons serving in any capacity in which Indemnitee serves.  Any amendment, alteration or repeal of the Delaware LP Act and the Delaware LLC Act that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.  The rights of Indemnitee under this Section 18(a) are in addition to, and independent of, the rights of Indemnitee under Sections 2(a), 2(b), 2(c) or 3(a).

(b) If Indemnitee would have the right to be indemnified under Section 2(a) or otherwise under this Agreement in respect of any Claim, but that right is unenforceable by reason of any applicable law or public policy, then, to the fullest extent applicable law permits, the Company and the Partnership, in lieu of indemnifying or causing the indemnification of Indemnitee under Section 2(a) or otherwise under this Agreement, will, or will cause a Partnership Entity to, contribute to the amount Indemnitee has incurred, whether for Expenses reasonably incurred or for Losses, in connection with that Claim, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Claim in order to reflect:

(1) the relative benefits Indemnitee and the Company, the Partnership and any Related Enterprise have received as a result of the event(s) or transaction(s) giving rise to that Claim; or

(2) if the allocation provided in clause (1) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1), but also the relative fault of Indemnitee and of the Company, the Partnership and any Related Enterprise and their other Functionaries in connection with those event(s) or transaction(s).

Section 19.   Governing Law.  This Agreement and the legal relations among the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 20.   Entire Agreement.  This Agreement amends and restates in its entirety the Indemnity Agreement made as of September 1, 2010 among the Company, the Partnership and Indemnitee.  This Agreement constitutes the entire agreement and understanding among the Company, the Partnership and Indemnitee, and supersedes all prior oral, written or implied agreements and understandings of the Company, the Partnership and Indemnitee with respect to the subject matter hereof, other than indemnification, contribution, reimbursement, advances of expenses or similar rights Indemnitee may have under the Charter Documents of the Company, the Partnership or any Affiliate or Related Enterprise or the Delaware LLC Act, the Delaware LP Act or other law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

ENCORE ENERGY PARTNERS GP LLC

By:
Name:
Title:

ENCORE ENERGY PARTNERS LP

  By:   Encore Energy Partners GP LLC,
     its general partner

By:
Name:
Title:

INDEMNITEE: